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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2015

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 4, 2015, MarketAxess Holdings Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). A total of 35,360,842 shares of common stock were present or represented by proxy at the 2015 Annual Meeting, representing 95.88% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:

Proposal 1 — Election of Directors. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Richard M. McVey	32,823,830	1,163,290	3,506	1,370,216
Steven L. Begleiter	33,964,805	22,295	3,526	1,370,216
Stephen P. Casper	33,749,088	237,962	3,576	1,370,216
Jane Chwick	33,965,173	21,723	3,730	1,370,216
William F. Cruger	33,792,491	194,609	3,526	1,370,216
David G. Gomach	33,951,298	35,803	3,525	1,370,216
Carlos M. Hernandez	33,780,458	206,642	3,526	1,370,216
Ronald M. Hersch	33,700,707	271,940	17,979	1,370,216
John Steinhardt	33,543,489	443,611	3,526	1,370,216
James J. Sullivan	33,952,160	34,940	3,526	1,370,216

Proposal 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The results were as follows:

For	Against	Abstain
34,623,308	655,637	81,897

Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
32,229,892	1,747,569	13,165	1,370,216

For more information on the 2015 Annual Meeting and the foregoing proposals, see the Company’s proxy statement dated April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: June 5, 2015	By:	/s/ Richard M. McVey
	Name:	Richard M. McVey
	Title:	Chief Executive Officer

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